CONSENT TO SERVICE AS A TRUSTEE


         The undersigned person is named as a Trustee of T.O. Richardson Trust in the Statement of Additional Information included as a part of the Registration Statement on Form N-1A filed by T.O. Richardson Trust under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and hereby consents to the use of his name in such Statement of Additional Information.


Samuel Bailey, Jr.                                   /s/Samuel Bailey, Jr.

June 29, 1998












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